Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
GSE Systems, Inc.:

We consent to the incorporation by reference in the registration statement (No.333-08805) on Form S-8 of GSE Systems, Inc. of our report dated March 30, 2001 relating to the consolidated balance sheet of GSE Systems, Inc. as of December 31, 2000, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders' equity and cash flows for the year then ended, which report appears in the December 31, 2000 annual report on Form 10-K of GSE Systems, Inc.


                                                                    /s/KPMG LLP

Baltimore, Maryland
March 30, 2001